Exhibit 5(b)



                    AARP/SCUDDER FINANCIAL MANAGEMENT COMPANY
                                 345 Park Avenue
                              New York, N.Y. 10154

                                December 16, 1985

SCUDDER, STEVENS & CLARK LTD.
345 Park Avenue
New York, New York 10154

                              Subadvisory Agreement
                              ---------------------

Dear Sirs:

     We have entered into an Investment Management and Advisory Agreement (the "Management Agreement") dated as of December 16, 1985, with the AARP Cash Investments Funds (the "Fund"), pursuant to which we act as investment adviser to and manager of the Fund. The shares of beneficial interests of the Fund may be issued in separate series (the "Series"). Copies of the Management Agreement have been previously furnished to you. In furtherance of such duties to the Fund, and with the approval of the Fund, we wish to avail ourselves of your investment management and advisory services. Accordingly, with the acceptance of the Fund, we hereby agree with you as follows for the duration of this
Agreement:

     1. You agree to perform on our behalf the services required by the Management Agreement, and to furnish to us such other information, investment recommendations, advice and management services, as we shall from time to time reasonably request.

     2. We agree to pay you, as compensation for the services to be rendered by you hereunder, a monthly fee equal to the Monthly Subadvisory Fee for that month less an amount equal to the unpaid portion, if any, of the Account Manager Monthly Budget for the same month payable by you pursuant to the Subadvisory Agreement dated November 30, 1984 between you and us (the "November Agreement") relating to the AARP Income Trust, AARP Growth Trust and the AARP Insured Tax Free Income Trust. The Monthly Subadvisory Fee shall mean the gross fees payable to us in a given month by the Fund (excluding any Series which has terminated its rights and obligations pursuant to Section 6 of this Agreement) under the



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Management Agreement less the Monthly Member Services Fees (as defined in the
Member Services Agreement (the "Member Services Agreement"), dated February 18, 1985, as amended May 24, 1985, between you and AARP Financial Services Corp.) for that month. If no Monthly Member Services Fees are payable to AARP Financial Services Corp. and AARP Financial Services Corp. does not contribute one-half of the Account Manager Monthly Budget, you will receive such gross fees less an amount equal to the portion, if any, of the Account Manager Monthly Budget remaining unpaid pursuant to the November Agreement. The Account Manager Monthly Budget shall mean, with respect to a given month, the greater of (a) the costs and expenses of the Account Manager (other than fees paid by the Account Manager pursuant to this Agreement and the Member Services Agreement) actually incurred in that month; and (b) one-twelfth of our annual budget (other than for amounts to be paid by us pursuant to this Agreement and the Member Services Agreement) most recently adopted by our Management Committee.

     3. Your services to us are not to be deemed exclusive and you are free to render similar services to others.

     4. Nothing herein shall be construed as constituting you as agent of us or of the Fund.

     5. You shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on your part in the performance of your duties or from reckless disregard by you of your obligations and duties under this Agreement. Any person, even though also employed by you, who may be or become an employee of and paid by the Fund shall be deemed, when acting within the scope of his employment by the Fund, to be acting in such employment solely for the Fund and not as your employee or agent.

     6. This Agreement shall become effective as of the date hereof and shall remain in effect until August 31, 1986 and shall continue in effect thereafter so long as such continuance is specifically approved at least annually by the affirmative vote of (i) a majority of the members of the Trustees or Board of Directors, as the



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case may be, of the Fund who are not interested persons of the Fund, you or us, cast in person at a meeting called for the purpose of voting on such approval, and (ii) the Trustees or Board of Directors, as the case may be, of the Fund or, with respect to each Series of the Fund, the holders of a majority of the outstanding voting securities of such Series of the Fund. In the event that security holders of fewer than all of the Series of the Fund fail to approve this Agreement in the manner described in the preceding sentence, this Agreement shall remain in effect, but you shall not provide any services for the account or receive any fees on account of such Series as fail so to approve this Agreement. Our rights and obligations and any rights and obligations of the Fund under this Agreement may nevertheless be terminated at any time, without penalty, by us or by the Trustees or Board of Directors, as the case may be, of the Fund or by vote of holders of a majority of the outstanding voting securities of the Fund, or Series, with respect only to that Series, upon sixty days' written notice delivered or sent by registered mail, postage prepaid, to you, at your address given above or at any other address of which you shall have notified us in writing or by you upon six months' such written notice to us and to the Fund, and shall automatically be terminated in the event of its assignment or the assignment of the Management Agreement to which the Fund is a party provided that an assignment to a corporate successor to all or substantially all of your business or to a wholly-owned subsidiary of such corporate successor which does not result in a change of actual control or management of your business shall not be deemed to be an assignment for the purposes of this Agreement. Any such notice shall be deemed given when received by the addressee.

     7. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by either party hereto. It may be amended by mutual agreement, but only after authorization of such amendment by the affirmative vote of (i) the holders of a majority of the outstanding voting securities of each series of the Funds; and (ii) the Trustees or Board of Directors, as the case may be, of the Fund, including a majority of the Trustees or directors of the Fund who are not interested persons of the Fund, you or us, cast in person at a meeting called for the purpose of voting on such approval.



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     8. This Agreement shall be construed in accordance with the laws of the
State of New York, provided, however, that nothing herein shall be construed as being inconsistent with the Investment Company Act of 1940, as amended. As used herein the terms "interested persons", "assignment" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the Investment Company Act of 1940, as amended.


     If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart hereof and return the same to us.


                                     Very truly yours,

                                     AARP/SCUDDER FINANCIAL
                                     MANAGEMENT COMPANY

                                     By:    SCUDDER, STEVENS & CLARK LTD.
                                            A General Partner


                                    By /s/Lin C. Coughlin
                                       ---------------------------
                                        Title: Managing Director



The foregoing Agreement is
hereby accepted as of the
date first above written


SCUDDER, STEVENS & CLARK, LTD.


By  /s/Lin S. Coughlin
   ------------------------
   Title: Managing Director


Accepted:

AARP CASH INVESTMENTS FUNDS


By: /s/Cuyler W. Findlay
    -----------------------

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